UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of registrant as specified in its charter)

   California

  0-10673

95-3547611

(State or other jurisdiction

(Commission

   (I.R.S. Employer

      of incorporation)

File Number)

    Identification

  Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited III (the “Registrant”) is the 99% limited partner of 300 Broadway Associates, a Rhode Island limited partnership (the “Partnership”), which owns Jenks School Apartments, an 83-unit affordable property in Pawtucket, Rhode Island (the “Property”). On May 2, 2006, the Registrant assigned all of its right, title and interest in the Partnership to Broadway Limited Partner, LLC, a Rhode Island limited liability corporation (the “Purchaser”), for a purchase price of $3,200,000.  The Purchaser is an affiliate of the Partnership’s general partner but is not affiliated with the Registrant or the Registrant’s general partner.

In accordance with the Partnership Agreement, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

10.1

Assignment of Partnership Interests dated May 2, 2006 between Real Estate Associates Limited III, a California limited partnership by its general partner, National Partnership Investments Corp., Los Angeles, California, to Broadway Limited Partner, LLC, a Rhode Island limited liability corporation.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

(a California limited partnership)

By:

National Partnership Investments Corp.

Corporate General Partner

By:

/s/Kathleen Danilchick

Kathleen Danilchick

Senior Vice President and

Chief Financial Officer

Date:

June 16, 2006